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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           _________________________


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): June 12, 2000


                          SANTA FE GAMING CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           NEVADA                        1-9481                  88-0304348
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


4949 NORTH RANCHO DRIVE
LAS VEGAS, NEVADA                                     89130
(Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code:    (702) 658-4300


                                      NONE
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  Other Events.

     On June 12, 2000, Santa Fe Gaming Corporation (the "Company") and the Company's subsidiary, Santa Fe Hotel Inc. entered into an agreement with Station Casinos, Inc. ("Station") pursuant to which Santa Fe Hotel Inc. will sell substantially all of its assets to Station for $205 million in cash, subject to adjustment. In addition, the Company and Santa Fe Hotel Inc. will grant Station a three-year option to purchase for $5 million, the approximately 20-acre parcel of undeveloped real property located next to the Santa Fe Hotel and Casino.

     In connection with the asset sale agreement, Station entered into a Credit Agreement with another of the Company's subsidiaries, Pioneer Hotel Inc., pursuant to which Station will lend $36 million to Pioneer Hotel Inc. to be used to satisfy, in part, Pioneer Hotel Inc.'s obligations under its Chapter 11 plan of reorganization.

     Consummation of the transactions is subject to satisfaction of various conditions precedent, including approvals by Nevada state and local gaming regulatory authorities.

     A copy of the press release dated July 13, 2000 issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.         Description
-----------         -----------

10.76 Asset Purchase Agreement dated June 12, 2000 by and among Santa Fe Hotel Inc., Santa Fe Gaming Corporation and Station Casinos, Inc.

10.77 Credit Agreement dated as of June 12, 2000 by and between Pioneer Hotel Inc. and Stations Casinos, Inc.

 99.1               Press Release of Santa Fe Gaming Corporation dated June 13,
                    2000.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SANTA FE GAMING CORPORATION



Date: June 16, 2000           By:   /s/ Thomas K. Land
                                    --------------------------------------------
                                    Thomas K. Land
                                    Senior Vice President and
                                    Chief Financial Officer

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